QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 32

Section 906 Certification

CERTIFICATION
BY MARC B. CROSSMAN
AS CHIEF EXECUTIVE OFFICER (PRINCIPAL EXECUTIVE OFFICER) AND PRESIDENT AND
HAMISH SANDHU AS CHIEF FINANCIAL OFFICER (PRINCIPAL FINANCIAL OFFICER AND
PRINCIPAL ACCOUNTING OFFICER)

        In connection with this annual report on Form 10-K which is being filed by Joe's Jeans Inc. for the fiscal year ended November 30, 2012, we, Marc B. Crossman, as Chief Executive Officer (Principal Executive Officer) and President and Hamish Sandhu as Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of Joe's Jeans Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

          1.     the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2.     the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Joe's Jeans Inc.

February 21, 2013

/s/ MARC B. CROSSMAN Marc B. Crossman Chief Executive Officer (Principal Executive Officer) and President
/s/ HAMISH SANDHU Hamish Sandhu Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

        A signed original of this written statement required by Section 906 has been provided to Joe's Jeans Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.

QuickLinks

  EXHIBIT 32
Section 906 Certification
CERTIFICATION BY MARC B. CROSSMAN AS CHIEF EXECUTIVE OFFICER (PRINCIPAL EXECUTIVE OFFICER) AND PRESIDENT AND HAMISH SANDHU AS CHIEF FINANCIAL OFFICER (PRINCIPAL FINANCIAL OFFICER AND PRINCIPAL ACCOUNTING OFFICER)